UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): April 21, 2015

E-World USA Holding, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173681	45-2898504
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9550 Flair Dr, Suite 308, El Monte CA	91731
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including areas code: (626) 448-3737

_________________________________________________

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

As previously reported, on October 24, 2014, E-World USA Holding, Inc. (the “Company”) entered into a Share Purchase Agreement (the “Purchase Agreement”) for the purchase of the outstanding shares (the “Purchased Shares”) of Prime Nutrisource Inc. (“Prime”), Nugale Pharmaceutical Inc. (“Nugale”), and Prime Nutrisource Inc. (New Jersey) (collectively, the “Prime Corporations”), in consideration of CDN$2,000,000, the issuance of a promissory note in the principal amount of CDN$22,780,000, and the issuance of 25,000,000 exchangeable shares of E-World Canada Holding, Inc. (the “Purchaser Shares”). In addition to the Purchase Agreement, the Company entered into a variety of support agreements, which are described in the Company’s Current Report on Form 8-K filed on October 24, 2014 reporting the transaction.

On April 21, 2015, the Company terminated its purchase of the Prime Corporations, and entered into a Termination and Release Agreement (the “Termination Agreement”) with each of the Prime Corporations, the former owners of the Prime Corporations, Guo Yin (Wynn) Xie (“Xie”), Jian Long, Hong Shu Zhu, 2434689 Ontario Inc., 2434691 Ontario Inc., and 2434694 Ontario Inc. (collectively, the “Vendors”), and the Company’s subsidiary E-World Canada Holding, Inc. (the “Purchaser”). The parties agreed that the Termination Agreement would be deemed effective as of October 20, 2014.

Under the Termination Agreement, the parties agreed to the following material terms:

•

The Purchase Agreement is terminated effective as of October 20, 2014, along with the following support agreements executed in connection with the Purchase Agreement, each dated October 20, 2014: (i) the Promissory Note issued by the Company in the principal amount of CDN$22,780,000; (ii) the Securities Pledge Agreement between the Company and Xie; (iii) the Guarantees between each of the Prime Corporations and Xie; (iv) the Security Agreements between each of the Prime Corporations and Xie; (v) the Employment Agreement by and among the Company, Prime and Xie; (vi) the Non-Competition, Non-Solicitation and Confidentiality Agreement by and among the Company, Prime, Nugale and Xie; (vii) the Support Agreement between the Company and the Purchaser; and (viii) the Promissory Note issued by Xie to the Company.

•	Guo Yin (Wynn) Xie will return to the Company CND$1,500,000 of the CDN$2,000,000 cash portion of the purchase concurrently with the execution of the Termination Agreement by the parties.

•	The Purchaser will return the Purchased Shares to the Vendors, and the Vendors will return the Purchaser Shares to the Purchaser. The Purchaser will cancel the Purchaser Shares.

•

Guo Yin (Wynn) Xie resigned from all positions with the Purchaser, effective as of October 20, 2014, and Dinghua Wang resigned from all positions with each of the Prime Corporations, effective as of October 20, 2014.

•

Mutual general releases were granted by the Company and its affiliates, on the one hand, and the Prime Corporations, Vendors and their affiliates, on the other hand, in each case for matters arising out of the Purchase Agreement and the transactions contemplated thereby. In addition, the parties agreed to cooperate with each other as needed in connection with the Company’s public filings with the Securities and Exchange Commission and the preparation of audit reports for the Company’s financial statements.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as an exhibit and incorporated herein by reference.

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Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1

Termination Agreement, dated April 21, 2015, by and among E-World USA Holding, Inc., E-World Canada Holding, Inc., Guo Yin (Wynn) Xie, Jian Long, Hong Shu Zhu, 2434689 Ontario Inc., 2434691 Ontario Inc., 2434694 Ontario Inc., Prime Nutrisource Inc., Nugale Pharmaceutical, Inc. and Prime Nutrisource Inc. (New Jersey).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-World USA Holding, Inc.

Dated: April 24, 2015	By:	/s/ Ding Hua Wang
Ding Hua Wang
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1

Termination Agreement, dated April 21, 2015, by and among E-World USA Holding, Inc., E-World Canada Holding, Inc., Guo Yin (Wynn) Xie, Jian Long, Hong Shu Zhu, 2434689 Ontario Inc., 2434691 Ontario Inc., 2434694 Ontario Inc., Prime Nutrisource Inc., Nugale Pharmaceutical, Inc. and Prime Nutrisource Inc. (New Jersey).

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